As filed with the Securities and Exchange Commission on March 21, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	38-3849791 (I.R.S. Employer Identification No.)

1350 East Arapaho Road, Suite #230 Richardson, Texas (Address of registrant’s principal executive offices)	75081 (Zip Code)

NuZee, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Masateru Higashida

Chief Executive Officer and President

NuZee, Inc.

1350 East Arapaho Road, Suite #230

Richardson, Texas 75081

(760) 295-2408

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Alan A. Lanis, Jr., Esq.

Polsinelli PC

2049 Century Park East, 29th Floor

Los Angeles, California 90067

(310) 203-5343

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of this Registration Statement is omitted in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information required by this Part I will be sent or given without charge to participants in the NuZee, Inc. 2023 Equity Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on December 23, 2022;

(2)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on January 30, 2023;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022, filed with the Commission on February 13, 2023;

(4)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on November 4, 2022, December 12, 2022, December 14, 2022, December 28, 2022, January 20, 2023 and March 21, 2023; and

(5)	The description of the Registrant’s Common Stock under the caption “Description of Capital Stock” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333- 234643), which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A (File No. 001-39338) filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 17, 2020, including any subsequent amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant has or may from time to time furnish to the Commission, including any exhibits furnished on such form that relate to such items, will be incorporated by reference into, or otherwise be included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. indemnification OF DIRECTORS AND OFFICERS.

The Registrant’s Third Amended and Restated Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Registrant’s Third Amended and Restated Bylaws also provide that, to the fullest extent permitted by Nevada law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Registrant unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any of the Registrant’s directors, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not it would have the power to indemnify such person against such liability.

Item 7. exemption from registration claimed.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description

4.1	Articles of Incorporation of the Registrant, dated July 15, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on December 23, 2022, SEC File Number 001-39338)

4.2

Certificate of Amendment to Articles of Incorporation of the Registrant, dated May 6, 2013 (incorporated by reference to Exhibit 3.01(b) to the Registrant’s Current Report on Form 8-K filed on April 25, 2013, SEC File Number 333-176684)

4.3

Certificate of Amendment to Articles of Incorporation of the Registrant, dated October 28, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2019, SEC File Number 000-55157)

4.4

Certificate of Amendment to Articles of Incorporation of the Company, dated December 28, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 28, 2022 SEC File Number 001-39338)

5.1*	Opinion of Polsinelli PC

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Polsinelli PC (included in Exhibit 5.1)

99.1*	NuZee, Inc. 2023 Equity Incentive Plan

107*	Filing Fee Table

*Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 21st day of March, 2023.

NUZEE, INC.

By:	/s/ Masateru Higashida
Name:	Masateru Higashida
Title:	Chief Executive Officer and President (Principal Executive Officer), Secretary, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Masateru Higashida		March 21, 2023
Masateru Higashida	Chief Executive Officer and President (Principal Executive Officer), Secretary, Treasurer, and Director

/s/ Shana Bowman		March 21, 2023
Shana Bowman	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kevin J. Conner		March 21, 2023
Kevin J. Conner	Director

/s/ Tracy Ging		March 21, 2023
Tracy Ging	Director

/s/ J. Chris Jones		March 21, 2023
J. Chris Jones	Director

/s/ Nobuki Kurita		March 21, 2023
Nobuki Kurita	Director

/s/ David G. Robson		March 21, 2023
David G. Robson	Director